EXHIBIT 99.02

                          LIBERTY LIVEWIRE CORPORATION
                  (FORMERLY KNOWN AS THE TODD-AO CORPORATION)
                         RESTATED 1994 STOCK OPTION PLAN

1.   PURPOSE.

     The 1994 Stock Option Plan is intended to provide long term incentives to key Company personnel in the form of options to purchase shares of Old Todd Class A Common Stock (as defined herein). Pursuant to the Merger Agreement, dated as of December 10, 1999, as amended (the "Merger Agreement"), among AT&T Corp. ("AT&T"), B-Group Merger Corp., a wholly owned subsidiary of AT&T ("Merger Sub"), Liberty Media Corporation ("Liberty") and the Company, (i) the Company reclassified (the "Reclassification") each share of its Class A Common Stock (the "Old Todd Class A Common Stock") and its Class B Common Stock (the "Old Todd Class B Common Stock") into (i) 0.4 of a share of new Todd Class A Common Stock (the "New Todd Class A Common Stock" or "Livewire Class A Common Stock")) and (ii) 0.6 of a share of new Todd Class B Common Stock (the "New Todd Class B Common Stock" or "Livewire Class B Common Stock") and (ii) after the Reclassification, Merger Sub merged (the "Merger") with and into the Company, with the Company remaining as the surviving corporation in the Merger and changing its name to "Liberty Livewire Corporation". The Reclassification and the Merger both became effective on June 9, 2000 (the "Effective Time"). Also pursuant to Section 2.6 of the Merger Agreement, each of the Company's stock options ("Company Stock Option") were rolled over (the "Rollover") into options (the "Rollover Options") to purchase (i) that number of shares of AT&T's Class A Liberty Media Group Common Stock, par value $1.00 per share ("Class A Liberty Group Stock"), equal to the number of shares of Old Todd Class A Common Stock subject to such Company Stock Option immediately prior to the Reclassification times 0.50 (after taking into account the 2-for-1 stock split for the Class A Liberty Group Stock effected on June 9, 2000) and (ii) that number of shares of Livewire Class A Common Stock equal to the number of shares of Old Todd Class A Common Stock subject to such Company Stock Option immediately prior to the Reclassification times 0.4, for an aggregate exercise price equal to the exercise price under such Company Stock Option as in effect immediately prior to the Effective Time. Section 2.5(f) of the Merger Agreement specifies that no fractional shares of Class A Liberty Group Stock or Livewire Class A Common Stock will be issued. The Class A Liberty Group Stock is a tracking stock meant to reflect the economic performance of the businesses and assets of the Liberty Media Group (as defined in the Merger Agreement). The Company shall continue to be responsible for all Rollover Options. The Company's 1994 Stock Option Plan is being restated in order to reflect the Rollover provided for in the Merger Agreement. Immediately prior to the Effective Time, Company Stock Options for 201,200 shares of Old Todd Class A Common Stock were outstanding under the Company's 1994 Stock Option Plan.

2.   DEFINITIONS. The following terms shall have the indicated meanings:

     2.1 Act. "Act" shall mean the Securities Act of 1933, as amended.

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     2.2 Class A Liberty Shares. Unless the context otherwise requires, "Class A
Liberty Shares" shall mean shares of Class A Liberty Group Stock.

     2.3 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.4 Company. "Company" shall include Liberty Livewire Corporation (formerly known as The Todd-AO Corporation) and any of its subsidiary corporations which meet the definition set forth in Section 425 (f) of the Code.

     2.5 Committee. "Committee" shall mean the Board of Directors or any Committee appointed by the Board of Directors to administer the Plan.

     2.6 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.7 Fair Market Value. "Fair market value" shall be the last sale price in The New York Stock Exchange or NASDAQ National Market System, as applicable, on a given date as published in the Wall Street Journal or if no report is available for such date, the next preceding date for which a report is available. If the shares are hereafter listed on one or more securities exchanges, "fair market value" thereafter shall be the highest closing price on any exchange for the date in question, or if such date is not a trading date, the next preceding trading date. The Fair Market Value of Livewire Class B Common Stock shall be determined by the Committee in good faith.

     2.8 Incentive Options. "Incentive options" shall be those options described in Section 422(a) of the Code.

     2.9 Livewire Shares. Unless the context otherwise requires, "Livewire Shares" shall mean the shares of Livewire Class A Common Stock.

     2.10 Non-Qualified Options. "Non-qualified options" shall mean options which are not incentive options.

3. SHARES OF STOCK SUBJECT TO THE PLAN.The shares that may be issued under the Plan shall be (i) validly issued, fully paid and non-assessable Class A Liberty Shares and (ii) authorized and unissued or reacquired shares of the Livewire Class A Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 150,000 shares of Class A Liberty Shares and the aggregate number of Livewire Shares which may be issued under the Plan shall not exceed 120,000 Livewire Shares, unless an adjustment is required by Sections 12 and 13. To the extent that options granted under the Plan terminate, expire or are canceled prior to exercise, new options may be granted with respect to such shares.

          As of the date hereof, 100,600 Class A Liberty Shares and 80,480 Livewire Shares are needed to fulfill the Company's obligations under the Plan.

4. ELIGIBILITY.Options may be granted under the Plan to any director,employee, prospective employee or consultant to the Company, provided that no member of the Committee shall be eligible to receive an option while serving on the Committee. The Committee shall

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determine,  within the  limitations of the Plan, the persons to whom options are to be granted and the exercise price, vesting schedule and other terms of the option. Each option shall be evidenced by a written agreement between the Company and the optionee.

5. APPROVAL OF SHAREHOLDERS. The Plan shall be subject to the approval of a majority of the total combined votes of all outstanding shares of stock entitled to vote. Options granted prior to such approval shall not become exercisable unless and until such approval is obtained. The Merger Agreement (which provided for the Reclassification, the Merger and the Rollover) was approved by the Company's stockholders on June 9, 2000.

6.   ADMINISTRATION.

     6.1 Composition of Committee. The Plan shall be administered by a Committee to be appointed by the Board of Directors of the Company. The Committee shall consist of at least two directors who are "disinterested persons" within the meaning of Exchange Act Rule 16b-3, which presently requires (with certain exceptions) that such directors have not been granted or awarded equity securities pursuant to the Plan or any other Company plan during the one-year period prior to service on the Committee.

     6.2 Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who participate (or who are eligible to participate) in the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations as to the amount and terms of options and leaves of absence.

     6.3 Interpretation of Plan. The Committee shall have the power to interpret and construe the Plan, and its interpretation and construction of any provisions of the Plan within its authority shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

7.   TERM OF OPTIONS AND EFFECT OF TERMINATION.

     7.1 Date of Grant. The date on which any option is granted shall be the date of the Committee's approval of such grant.

     7.2 Termination Date. Options may be granted under the Plan until August 31, 2003, the date of termination of the Plan. Notwithstanding any other provision of the Plan, no option granted under the Plan shall be exercisable after August 31, 2003.

     7.3 Effect of Termination. In the event that any outstanding option under the Plan expires by reason of lapse of time or otherwise is terminated for any reason, then the unissued shares shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan.

8.   NONASSIGNABILITY.

     No option shall be assignable or transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the

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Code. During the lifetime of the optionee,  the option shall be exercisable only by the optionee, and no other person shall acquire any rights therein.

9.   TERMS AND CONDITIONS OF OPTIONS.

     Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time determine, which agreements shall comply with the terms and conditions of the Plan and shall state the following, subject to the limitations imposed by Section 10 with respect to Incentive Options:

     9.1 Number of Shares. Each option agreement shall state the number of Class A Liberty Shares and Livewire Shares to which the option pertains.

     9.2 Option Price. Each option agreement shall state the option price per each "option" (i.e., (i) 0.4 of a share of Livewire Class A Common Stock and
(ii) 0.5 of a share of Class A Liberty Media Group Stock, unless amended pursuant to Sections 12 and 13 hereof). The option price per "option" for Non-Qualified Options shall be not less than 34% of the Fair Market Value of the Livewire Class A Common Stock and 42% of the Fair Market Value of Class A Liberty Media Group Stock on the date that the option is granted.

     9.3 Six Month Holding Period; Vesting. An option shall not be exercisable until six months after the grant date. Thereafter, each option shall be exercisable in equal annual installments over a period specified by the Committee, provided that such period shall not be less than three years from the date of the grant or more than five years from the commencement of the Company's first full fiscal year following the grant date. Except as specifically otherwise provided herein, if the optionee ceases to serve as a director, employee or consultant prior to the eligibility date of an installment, the option shall terminate with respect to that installment (without pro ration for fractional years of service) and all subsequent installments. After the optionee has become eligible to exercise an installment, the right to exercise with respect to that installment shall remain in effect until the expiration or sooner termination of the option.

     9.4 Medium and Time of Payment. The option price shall be payable upon the exercise of an option in cash or, at the discretion of the Committee, in shares of the Livewire Class A Common Stock and Class A Liberty Media Group Stock or in a combination of cash and such shares. The Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. Upon receipt of payment and applicable tax remittance, the Company shall, subject to Section 9.6, deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the shares of Livewire Class A Common Stock and Class A Liberty Media Group Stock to which the option pertains.

     9.5 Partial Exercise. To the extent that an option has become exercisable, it may, subject to the restrictions and limitations set forth in this Plan and the option agreement, be exercised in whole or in part, provided, however, that no "option" shall be exercised for less than four shares of Livewire Class A Common Stock and five shares of Class A Liberty Media Group Stock. If exercised in part, the unexercised portion of an option shall continue to be held by the option holder and may thereafter be exercised as herein provided within the term of the option.

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     9.6  Securities  Law  Restrictions.  No option may be  exercised  until the applicable listing requirements of any securities exchange, or the registration or qualification requirements of any governmental authority have been complied with. Unless the shares issuable upon exercise of an option have been registered under the Act, the option holder shall, as a condition of issuance, provide written representations satisfactory to the Company's counsel to the effect that the shares are being acquired for the optionee's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares and that no transfers of the shares shall be made, except in compliance with the Act and any rules and regulations promulgated thereunder. A legend to this effect may be endorsed upon unregistered shares so issued.

     9.7 Other Provisions. The option agreements authorized under the Plan shall contain such other provisions as the Committee shall deem advisable.

10.  RESTRICTIONS ON INCENTIVE OPTIONS.

     Incentive Options under the Plan, if any, may be granted only to directors who are also officers or key employees of the Company. The aggregate Fair Market Value (determined as of the date of grant) with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all incentive stock option plans of the employer corporation and its parents and subsidiaries) shall not exceed $100,000. The option price for Incentive Options shall be not less than 100% of Fair Market Value on the date of the grant. No Incentive Option shall become exercisable until one year has elapsed from the date of the grant or shall be exercisable for more than ten years after the date of its grant. In addition, if the recipient of an Incentive Option owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of Fair Market Value on the date of the grant and the option shall not be exercisable for more than 5 years from the date of its grant.

11.  TERMINATION OF SERVICES.

     11.1 Termination of Services - Generally. In the event that an optionee shall cease to be an employee, consultant or director of the Company for any reason other than death or disability, the option shall be exercisable, to the extent it was exercisable at the date the optionee ceased to be an employee, consultant or director, for a period of three months after such date and prior to the date on which the option expires by its terms. If not so exercised, the option shall terminate.

     11.2 Death or Disability. If an optionee dies or becomes permanently disabled within the meaning of Section 22(e)(3) of the Code while serving as an employee, consultant or director of the Company, or within the three-month period after termination of such status during which exercise of an option is permitted in accordance with Section 11.1, such option may, to the extent it was exercisable at the time of death or disability, be exercised for a period not to exceed the lesser of (i) one year after the optionee's death or disability; or
(ii) the period prior to the date on which the option expires by its terms. In the event of death, the option may be exercised by any person or persons designated by the optionee on a Beneficiary Designation Form adopted by the Committee for such purpose, or, if there is no effective Beneficiary Designation Form on file

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with the  Committee,  by the  executors  or  administrators  of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his will or the applicable law of descent and distribution.

12.  ADJUSTMENTS.

     Adjustments to the options and the shares covered by the Plan shall be made as follows:

     12.1 Recapitalizations. The number of shares of Livewire Class A Common Stock covered by the Plan, the number of shares and price per share of each outstanding option, and the number of shares subject to each outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Livewire Class A Common Stock resulting from:
(i) a subdivision or consolidation of shares; (ii) the payment of a stock dividend of more than 2%; or (iii) any other increase or decrease of more than 2% in the number of issued and outstanding shares of Livewire Class A Common Stock effected without receipt of consideration by the Company.

     12.2 Rights Offerings. In the event the Company shall issue rights, warrants or options to its shareholders on a pro rata basis entitling them to purchase shares of Livewire Class A Common Stock or Livewire Class B Common Stock at a price less than Fair Market Value of such Stock, the option price for outstanding options shall be proportionately reduced (and/or the number of shares subject to the option proportionately increased) to reflect as nearly as practicable the benefit that the option holder would have received had the option been exercised immediately prior to the record date for such rights, warrants or options.

     12.3 Reorganizations. If any merger, consolidation or similar transaction in which the Company is the surviving corporation (and which is not a Change in Control as hereinafter defined) shall affect any outstanding option under the Plan, the Committee shall take such action as is equitable or appropriate to substitute a new option for such affected option and to make the new option equivalent to the affected option as nearly as practicable.

     12.4 Changes in Control-Definition. A "Change in Control" shall be deemed to have occurred if.

          (a) there shall be consummated (i) any reorganization, consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or (ii) any sale or other transfer of all or substantially all of the Company's assets (in one transaction or a series of related transactions); or

          (b) the stockholders of the Company shall have approved a plan or proposal for the liquidation or dissolution of the Company; or

          (c) there shall be consummated a sale to any person or group (as defined in the Securities Exchange Act of 1934) of Livewire Class A Common Stock and/or Livewire Class B Common Stock shares entitled to cast more than 50% of the total combined votes of all outstanding shares of Livewire Class A Common Stock and Livewire Class B Common Stock; or

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          (d) the  Board  of  Directors  of the  Company  shall  otherwise  have determined that a Change in Control has otherwise occurred.

     12.5 Changes in Control--Effect. A Change in Control shall cause each outstanding option to terminate effective one hundred eighty days after the consummation thereof, unless any agreement relating to a Change in Control shall otherwise provide. Notwithstanding the foregoing, agreements relating solely to a transaction described in paragraph (c) of Section 12.4 may not terminate an outstanding option earlier than one hundred eighty days after the consummation thereof unless the optionee consents to an earlier termination. Effective concurrently with the Change in Control (whether or not the option is terminated or affected by the Change in Control) each optionee shall be entitled to exercise his option in full without regard to any limitations on exercisability and such option shall be considered fully vested.

     12.6 Committee's Authority. The Committee, in its discretion, shall make such other and further adjustments are equitable and appropriate with respect to any transaction affecting the capitalization of the Company.

     12.7 Company's Rights Unimpaired. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

13. ADJUSTMENTS PERTAINING TO CLASS A LIBERTY GROUP STOCK.

     Adjustments to the options and the Class A Liberty Shares covered by the Plan shall be made as follows:

     13.1 Changes in Capitalization. Subject to any required action by AT&T's stockholders or holders of Class A Liberty Group Stock, the number of Class A Liberty Shares covered by each outstanding option, the number of Class A Liberty Shares which have been authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option, as well as the price per Class A Liberty Share covered by each such outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Class A Liberty Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Class A Liberty Group Stock, or any other increase or decrease in the number of issued and outstanding Class A Liberty Shares effected without receipt of consideration by AT&T; provided, however, that conversion of any securities convertible into shares of Class A Liberty Group Stock shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by AT&T of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Class A Liberty Shares subject to an option.

     13.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Liberty Media Group, to the extent that an option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

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     13.3  Merger or Asset  Sale.  In the  event of a merger  or other  business combination affecting AT&T or any subsidiary thereof, and, as a result of such merger or business combination, the Class A Liberty Stock is converted into or mandatorily exchanged for securities of another entity, options for Class A Liberty Stock will become options exercisable for such new security. If any such merger or other business combination shall affect any outstanding option under the Plan, the Committee shall take such action as is equitable or appropriate to substitute a new option for such affected option and to make the new option equivalent to the affected option as nearly as practicable.

14. AMENDMENT OF THE PLAN.

     14.1 Generally. The Board of Directors may, insofar as permitted by law, from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted under the Plan without the consent of the person to whom such option was granted. In addition, without further shareholder approval or ratification, no such amendment shall: (i) materially increase the benefits accruing to participants in the Plan; (ii) materially increase the number of shares subject to the Plan (except as authorized by Sections 12 and 13); (iii) materially modify the requirements as to eligibility for participation in the Plan; (iv) extend the term during which options may be exercised; or (v) or extend the final date upon which options under the Plan may be granted. Notwithstanding the foregoing, the Board of Directors may adopt such amendments as the Board shall in good faith deem necessary in order to conform the Plan to the requirements of Exchange Act Rule 16b-3.

     14.2 Modifications to Options. Subject to the terms of the Plan and with the consent of the optionee where appropriate, the Committee may amend outstanding option agreements, including without limitation amendments which accelerate exercisability of any option; or cancel an option and issue a new option in substitution therefor.

15. MISCELLANEOUS.

     15.1 No Rights as Shareholder. An optionee or a transferee of an option shall have no rights as a shareholder with respect to any shares covered by an option until the date of the receipt of payment (including any amounts required by the Company to satisfy withholding tax requirements) by the Company. No adjustment shall be made as to any option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Sections 12.3 and 13.3.

     15.2 Application of Funds. The proceeds received by the Company from the sale of shares pursuant to the exercise of options will be used for general corporate purposes.

     15.3 No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such option.

     15.4 Agreement to Govern. In the event of any inconsistency between the terms of the option agreement and the description thereof contained herein, the terms of the agreement shall prevail.

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